                                                                    EXHIBIT 4.10

================================================================================




                   AMENDED AND RESTATED DECLARATION OF TRUST

                                     AMONG


                      BANKERS TRUST NEW YORK CORPORATION,
                                 as Depositor,


                           WILMINGTON TRUST COMPANY,
                              as Property Trustee,

                           WILMINGTON TRUST COMPANY,
                              as Delaware Trustee,

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN


                and the several Holders of the Trust Securities



                          Dated as of _______ __, 199_



                    BT PREFERRED CAPITAL TRUST [I/II/III/IV]




================================================================================

                   BT Preferred Capital Trust [I/II/III/IV]

          Certain Sections of this Declaration of Trust relating to
                       Sections 310 through 318 of the
                         Trust Indenture Act of 1939:



Trust Indenture                                 Declaration of
Act Section                                     Trust Section
-----------                                     -------------

(S) 310(a)(1).....................................................8.7
       (a)(2).....................................................8.7
       (a)(3).....................................................8.9
       (a)(4).....................................................2.7(a)(ii)
       (b)........................................................8.8
(S) 311(a)........................................................8.13
       (b)........................................................8.13
(S) 312(a)........................................................5.8
       (b)........................................................5.8
       (c)........................................................5.8
(S) 313(a)........................................................8.15(a)
       (a)(4).....................................................8.15(b)
       (b)........................................................8.15(b)
       (c)........................................................10.8
       (d)........................................................8.15(c)
(S) 314(a)........................................................8.16
       (b)........................................................Not Applicable
       (c)(1).....................................................8.17
       (c)(2).....................................................8.17
       (c)(3).....................................................Not Applicable
       (d)........................................................Not Applicable
       (e)........................................................1.1, 8.17
(S) 315(a)........................................................8.1(a), 8.3(a)
       (b)........................................................8.2, 10.8
       (c)........................................................8.1(a)
       (d)........................................................8.1, 8.3
       (e)........................................................Not Applicable
(S) 316(a)........................................................Not Applicable
       (a)(1)(A)..................................................Not Applicable
       (a)(1)(B)..................................................Not Applicable
       (a)(2).....................................................Not Applicable
       (b)........................................................5.15
       (c)........................................................6.7
(S) 317(a)(1).....................................................Not Applicable
       (a)(2).....................................................Not Applicable
       (b)........................................................5.10
(S) 318(a).......................................................10.10

----------
Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Declaration of Trust.

                         TABLE OF CONTENTS


                               ARTICLE I

                             Defined Terms

     Section 1.1. Definitions......................................  2



                              ARTICLE II

                   Continuation of the Issuer Trust

     Section 2.1. Name............................................. 11
     Section 2.2. Office of the Delaware Trustee; Principal Place
                  of Business...................................... 11
     Section 2.3. Initial Contribution of Trust Property;
                  Organizational Expenses.......................... 11
     Section 2.4. Issuance of the Preferred Securities............. 11
     Section 2.5. Issuance of the Common Securities; Subscription
                  and Purchase of Debentures....................... 12
     Section 2.6. Declaration of Trust............................. 12
     Section 2.7. Authorization to Enter into Certain Transactions. 13
     Section 2.8. Assets of Trust.................................. 16
     Section 2.9. Title to Trust Property.......................... 16


                              ARTICLE III

                            Payment Account

     Section 3.1. Payment Account.................................. 17


                              ARTICLE IV

                       Distributions; Redemption

     Section 4.1. Distributions.................................... 17
     Section 4.2. Redemption....................................... 18
     Section 4.3. Subordination of Common Securities............... 20
     Section 4.4. Payment Procedures............................... 21
     Section 4.5. Tax Returns and Reports.......................... 21

     Section 4.6. Payment of Taxes, Duties, Etc. of the Issuer
                  Trust............................................ 22
     Section 4.7. Payments under Indenture or Pursuant to Direct
                  Actions.......................................... 22


                               ARTICLE V

                     Trust Securities Certificates

     Section 5.1. Initial Ownership................................ 22
     Section 5.2. The Trust Securities Certificates................ 22
     Section 5.3. Execution and Delivery of Trust Securities
                  Certificates..................................... 23
     Section 5.4. Global Capital Securities........................ 23
     Section 5.5. Registration, Transfer and Exchange of
                  Preferred Securities............................. 24
     Section 5.6. Mutilated, Destroyed, Lost or Stolen Trust
                  Securities Certificates.......................... 25
     Section 5.7. Persons Deemed Holders........................... 26
     Section 5.8. Access to List of Holders' Names and Addresses... 26
     Section 5.9. Maintenance of Office or Agency.................. 26
     Section 5.10. Appointment of Paying Agents.................... 26
     Section 5.11. Ownership of Common Securities by Depositor..... 27
     Section 5.12. Rights of Holders; Waivers of Past Defaults..... 28


                              ARTICLE VI

                   Acts of Holders; Meetings; Voting

     Section 6.1. Limitations on Voting Rights..................... 30
     Section 6.2. Notice of Meetings............................... 31
     Section 6.3. Meetings of Holders of the Preferred Securities.. 31
     Section 6.4. Voting Rights.................................... 32
     Section 6.5. Proxies, etc..................................... 32
     Section 6.6. Holder Action by Written Consent................. 32
     Section 6.7. Record Date for Voting and Other Purposes........ 32
     Section 6.8. Acts of Holders.................................. 33
     Section 6.9. Inspection of Records............................ 34


                              ARTICLE VII

                    Representations and Warranties

     Section 7.1. Representations and Warranties of the Property Trustee and the
                  Delaware Trustee................................. 34

                             ARTICLE VIII

                  The Issuer Trustees; Paying Agents

     Section 8.1. Certain Duties and Responsibilities.............. 35
     Section 8.2. Certain Notices.................................. 38
     Section 8.3. Certain Rights of Property Trustee............... 38
     Section 8.4. Not Responsible for Recitals or Issuance of
                  Securities....................................... 40
     Section 8.5. May Hold Securities.............................. 40
     Section 8.6. Compensation; Indemnity; Fees.................... 41
     Section 8.7. Corporate Property Trustee Required; Eligibility
                  of Issuer Trustees............................... 42
     Section 8.8. Conflicting Interests............................ 42
     Section 8.9. Co-Trustees and Separate Trustee................. 43
     Section 8.10. Resignation and Removal; Appointment of
                   Successor....................................... 44
     Section 8.11. Acceptance of Appointment by Successor.......... 46
     Section 8.12. Merger, Conversion, Consolidation or Succession
                   to Business..................................... 46
     Section 8.13. Preferential Collection of Claims Against
                   Depositor or Issuer Trust....................... 47
     Section 8.14. Property Trustee May File Proofs of Claim....... 47
     Section 8.15. Reports by Property Trustee..................... 48
     Section 8.16. Reports to the Property Trustee................. 48
     Section 8.17. Evidence of Compliance with Conditions Precedent 49
     Section 8.18. Number of Issuer Trustees....................... 49
     Section 8.19. Delegation of Power............................. 49
     Section 8.20. Appointment of Administrative Trustees.......... 49


                              ARTICLE IX

                  Termination, Liquidation and Merger

     Section 9.1. Termination Upon Expiration Date................. 50
     Section 9.2. Early Termination................................ 50
     Section 9.3. Termination...................................... 51
     Section 9.4. Liquidation...................................... 51
     Section 9.5. Mergers, Consolidations, Amalgamations or
                  Replacements of Issuer Trust..................... 52

                               ARTICLE X

                       Miscellaneous Provisions

     Section 10.1. Limitation of Rights of Holders................. 54
     Section 10.2. Amendment....................................... 54
     Section 10.3. Separability.................................... 55
     Section 10.4. Governing Law................................... 55
     Section 10.5. Payments Due on Non-Business Day................ 56
     Section 10.6. Successors...................................... 56
     Section 10.7. Headings........................................ 56
     Section 10.8. Reports, Notices and Demands.................... 56
     Section 10.9. Agreement Not to Petition....................... 57
     Section 10.10. Trust Indenture Act; Conflict with Trust
                    Indenture Act.................................. 58
     Section 10.11. Acceptance of Terms of Declaration of Trust,
                    Guarantee Agreement and Indenture.............. 58
     Section 10.12. Counterparts................................... 58

     Exhibit A Certificate of Trust
     Exhibit B Form of Certificate Depository Agreement
     Exhibit C Form of Common Securities Certificate
     Exhibit D Form of Expense Agreement
     Exhibit E Form of Preferred Securities Certificate

     AMENDED AND RESTATED DECLARATION OF TRUST, dated as of _______ __, 199_, among (i) Bankers Trust New York Corporation, a New York corporation (including any successors or assigns, the "Depositor"), (ii) Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, as Delaware trustee (in such capacity, the "Delaware Trustee"), (iv) _____________, an individual, and ____________________, an individual, each of whose address is c/o Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006 (each an "Administrative Trustee") (the Property Trustee, the Delaware Trustee and the Administrative Trustees being referred to collectively as the "Issuer Trustees"), and (v) the several Holders, as hereinafter defined.


                                   Witnesseth

     Whereas, the Depositor and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by entering into the Declaration of Trust, dated as of October 28, 1996 (the "Original Declaration of Trust"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on October 29, 1996, attached as Exhibit A; and

     Whereas, the Depositor and the Issuer Trustees desire to amend and restate the Original Declaration of Trust in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Issuer Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Debentures, and (iv) the appointment of the Administrative Trustees;

     Now Therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Declaration of Trust in its entirety and agrees as follows:

                                   ARTICLE I

                                 Defined Terms

     Section 1.1. Definitions.

     For all purposes of this Declaration of Trust, except as otherwise expressly provided or unless the context otherwise requires:

     (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

     (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

     (e) Unless the context otherwise requires, any reference to an "Article", a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Declaration of Trust; and

     (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Declaration of Trust as a whole and not to any particular Article, Section or other subdivision.

     "Act" has the meaning specified in Section 6.8.

     "Additional Distributions" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

     "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

     "Administrative Trustee" means each Person appointed in accordance with
Section 8.20 solely in such Person's capacity as Administrative Trustee of the Issuer Trust heretofore created and continued hereunder and not in such Person's individual capacity, or any successor trustee appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bank" has the meaning specified in the preamble to this Declaration of Trust.

     "Bankruptcy Event" means, with respect to any Person:

     (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

     "Bankruptcy Laws" has the meaning specified in Section 10.9.

     "Board of Directors" means the board of directors of the Depositor or the Executive Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Certificate Depository Agreement" means the agreement among the Issuer Trust, the Depositor and DTC, as the initial Depositary, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

     "Closing Date" means the Time of Delivery, which date is also the date of execution and delivery of this Declaration of Trust.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, as amended, or, if at any time after the execution of this instrument such Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

     "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Declaration of Trust, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

     "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in Wilmington, Delaware, and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in Wilmington, Delaware.

     "Debenture Event of Default" means any "Event of Default" specified in
Section 5.1 of the Indenture.

     "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

     "Debenture Trustee" means the Person identified as the "Trustee" in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

     "Debentures" means the Depositor's ____% Junior Subordinated Deferrable Interest Debentures, Series __, issued pursuant to the Indenture.

     "Declaration of Trust" means this Amended and Restated Declaration of Trust, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all Exhibits, and (ii) for all purposes of this Declaration of Trust and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Declaration of Trust and any such modification, amendment or supplement, respectively.

     "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (i) Preferred Securities Certificates issued as Global Capital Securities Certificates as provided in Section 5.2 or 5.4, and (ii) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.2, 5.4 or 5.5.

     "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code (S) 3801 et seq., or any successor statute thereto, in each case as amended from time to time.

     "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Declaration of Trust, solely in its capacity as Delaware Trustee of the trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

     "Depositary" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC will be the initial Depositary.

     "Depositor" has the meaning specified in the preamble to this Declaration of Trust.

     "Distribution Date" has the meaning specified in Section 4.1(a).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

     "DTC" means The Depository Trust Company.

     "Early Termination Event" has the meaning specified in Section 9.2.

     "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) the occurrence of a Debenture Event of Default; or

     (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Declaration of Trust (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and to the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

     "Expense Agreement" means the Agreement as to Expenses and Liabilities, dated as of the Closing Date, between Bankers Trust New York Corporation, as Depositor, and the Issuer Trust, substantially in the form attached as Exhibit D, as amended from time to time.

     "Expiration Date" has the meaning specified in Section 9.1.

     "Global Capital Securities Certificate" means a Preferred Securities Certificate evidencing ownership of Global Capital Securities.

     "Global Capital Security" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Depositary as described in Section 5.4.

     "Guarantee Agreement" means the Guarantee Agreement executed and delivered by the Depositor and Wilmington Trust Company, as guarantee trustee, contemporaneously with the execution and delivery of this Declaration of Trust, for the benefit of the holders of the Preferred Securities, as amended from time to time.

     "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

     "Indenture" means the Junior Subordinated Indenture, dated as of _______ __, 199_, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

     "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

     "Issuer Trust" means the Delaware business trust known as "BT Preferred Capital Trust [I/II/III/IV]", which was created on October 28, 1996, by the Original Declaration of Trust and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust on October 29, 1996 pursuant to the Delaware Business Trust Act, and is continued pursuant to this Declaration of Trust.

     "Issuer Trustees" has the meaning specified in the preamble to this Declaration of Trust.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed, and (c) with respect to any distribution of Additional Distributions to Holders of Trust Securities, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

     "Liquidation Date" means the date of the dissolution, winding-up or termination of the Issuer Trust pursuant to Section 9.4.

     "Liquidation Distribution" has the meaning specified in Section 9.4(d).

     "Majority in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, Preferred Securities representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Preferred Securities.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant

Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the Issuer Trustees. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration of Trust shall include:

     (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

     (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor.

     "Original Declaration of Trust" has the meaning specified in the recitals to this Declaration of Trust.

     "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Declaration of Trust, except:

     (a) Trust Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

     (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Declaration of Trust; and

     (c) Trust Securities that have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 and 5.11;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Issuer Trustee or any Affiliate of the Depositor or any Issuer Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Issuer Trustee knows to be so owned shall be so disregarded, and (b) the foregoing clause (a) shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Issuer Trustees and/or any such Affiliate. Preferred Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

     "Owner" means each Person who is the beneficial owner of Global Capital Securities.

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through a Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

     "Preferred Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Declaration of Trust, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

     "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Declaration of Trust, solely in its capacity as Property Trustee of the trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Declaration of Trust; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

     "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures.

     "Relevant Trustee" has the meaning specified in Section 8.10.

     "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

     "Successor Preferred Securities" of any particular Preferred Securities Certificate means every Preferred Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Preferred Securities Certificate; and, for the purposes of this definition, any Preferred Securities Certificate executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Preferred Securities Certificate shall be deemed to evidence the same beneficial interest in the Issuer Trust as the mutilated, destroyed, lost or stolen Preferred Securities Certificate.

     "Time of Delivery" has the meaning specified in the Underwriting Agreement.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Declaration of Trust.

     "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

     "Trust Security" means any one of the Common Securities or the Preferred Securities.

     "Underwriting Agreement" means the Underwriting Agreement, dated _______ _, 199_, among the Issuer Trust, the Depositor and the underwriters named therein, as the same may be amended from time to time.

     "Vice President" when used with respect to the Corporation, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president".


                                  ARTICLE II

                        Continuation of the Issuer Trust

     Section 2.1. Name.

     The trust continued hereby shall be known as "BT Preferred Capital Trust [I/II/III/IV]", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Issuer Trustees, in which name the Issuer Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

     Section 2.2. Office of the Delaware Trustee; Principal Place of Business.

     The address of the Delaware Trustee in the State of Delaware is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrative Trustees. The principal executive office of the Issuer Trust is c/o Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006, Attention: Office of the Secretary.

     Section 2.3. Initial Contribution of Trust Property; Organizational
                  Expenses.

     The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Declaration of Trust of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

     Section 2.4. Issuance of the Preferred Securities.

     On _________ __, 199_, the Depositor, both on its own behalf and on behalf of the Issuer Trust pursuant to the Original Declaration of Trust, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Declaration of Trust, an Administrative Trustee, on behalf of the Issuer Trust, shall manually execute in accordance with Sections 5.2 and 5.3, and the Property Trustee shall deliver to the

Underwriters, Preferred Securities Certificates, registered in the names requested by the Underwriters, evidencing an aggregate of ___________ Preferred Securities having an aggregate Liquidation Amount of $___________, against receipt of the aggregate purchase price of such Preferred Securities of $___________, by the Property Trustee.

     Section 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.

     Contemporaneously with the execution and delivery of this Declaration of Trust, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2 and 5.3 and the Property Trustee shall deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, evidencing an aggregate of _____ Common Securities having an aggregate Liquidation Amount of $_________ against receipt of the aggregate purchase price of such Common Securities of $____________, to the Property Trustee. Contemporaneously therewith, the Depositor shall issue and sell to the Issuer Trust, and the Issuer Trust shall purchase from the Depositor, Debentures having an aggregate principal amount equal to $___________, registered in the name of the Property Trustee on behalf of the Issuer Trust and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $______________ (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4, and (ii) the first sentence of this Section 2.5).

     Section 2.6. Declaration of Trust.

     The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, and (b) to engage in only those activities necessary or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the respective Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Issuer Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act.

     Section 2.7. Authorization to Enter into Certain Transactions.

     (a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Declaration of Trust. Subject to the limitations set forth in paragraph (b) of this Section 2.7, and in accordance with the following provisions (i) and (ii), the Issuer Trustees shall have the authority to enter into all transactions and agreements determined by the Issuer Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Issuer Trustees under this Declaration of Trust, and to perform all acts in furtherance thereof, including the following:

     (i) Each Administrative Trustee shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

     (A) the issuance and sale of the Trust Securities;

     (B) to cause the Issuer Trust to enter into, and to execute, deliver and perform on behalf of the Issuer Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

     (C) assisting in the registration of the Preferred Securities under the Securities Act and under applicable state securities or blue sky laws and the qualification of this Declaration of Trust as a trust indenture under the Trust Indenture Act;

     (D) assisting in obtaining the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor, with the registration of the Preferred Securities under the Exchange Act and with the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

     (E) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Declaration of Trust;

     (F) the consent to the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Declaration of Trust (which consent shall not be unreasonably withheld);

     (G) execution of the Trust Securities on behalf of the Issuer Trust in accordance with this Declaration of Trust;

     (H) execution and delivery of closing certificates, if any, pursuant to the Underwriting Agreement and application for a taxpayer identification number for the Issuer Trust;

     (I) unless otherwise determined by the Property Trustee or Holders of at least a Majority in Liquidation Amount of the Preferred Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Issuer Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Declaration of Trust; and

     (J) the taking of any action incidental to the foregoing as the Issuer Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Declaration of Trust.

     (ii) The Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

     (A) the establishment of the Payment Account;

     (B) the receipt of the Debentures;

     (C) the collection of interest, principal and any other payments made in respect of the Debentures and the holding of such amounts in the Payment Account;

     (D) the distribution through any Paying Agent of amounts distributable to the Holders in respect of the Trust Securities;

     (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

     (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Declaration of Trust;

     (G) the distribution of the Trust Property in accordance with the terms of this Declaration of Trust;

     (H) to the extent provided in this Declaration of Trust, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

     (I) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Declaration of Trust and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

     (J) any of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i)(D), (E) and (I).

     (b) So long as this Declaration of Trust remains in effect, the Issuer Trust (or the Issuer Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Issuer Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Declaration of Trust, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

     (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Declaration of Trust are hereby ratified and confirmed in all respects):

     (i) the preparation and filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Preferred Securities in a transaction or a series of transactions pursuant thereto;

     (ii) the determination of the States or other jurisdictions, if any, in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trustees of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Preferred Securities;

     (iii) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement;

     (iv) if so determined by the Depositor, the preparation for filing by the Issuer Trust and execution on behalf of the Issuer Trust of an application to the New York Stock Exchange or any other national stock exchange or the NASDAQ National Market for listing upon notice of issuance of any Preferred Securities;

     (v) if so determined by the Depositor, the preparation for filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto; and

     (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

     (d) Notwithstanding anything herein to the contrary, the Issuer Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, each Administrative Trustee, the Property Trustee and the Holder of all the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Declaration of Trust, that such Administrative Trustee, the Property Trustee or the Holder of all the Common Securities determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Preferred Securities. In no event shall the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

     Section 2.8. Assets of Trust.

     The assets of the Issuer Trust shall consist of the Trust Property.

     Section 2.9. Title to Trust Property.

     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Declaration of Trust.


                                  ARTICLE III

                                Payment Account

     Section 3.1. Payment Account.

     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Declaration of Trust. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                  ARTICLE IV

                           Distributions; Redemption

     Section 4.1. Distributions.

     (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including any Additional Distributions) will be made on the Trust Securities at the rate and on the dates that payments of interest (including any Additional Interest (as defined in the Indenture)) are made on the Debentures. Accordingly:

     (i) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accumulate from ________ __, 199_, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable [quarterly/semi-annually] in arrears on [__________, __________, __________ and
__________] of each year, commencing on ___________ __, 199_. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

     (ii) Distributions shall accumulate in respect of the Trust Securities at a rate of ___% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The amount of Distributions payable for any period shall include any Additional Distributions in respect of such period.

     (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

     (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the fifteenth day (whether or not a Business Day) next preceding the relevant Distribution Date.

     Section 4.2. Redemption.

     (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

     (i) the Redemption Date;

     (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to (and as defined in) the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and, if an estimate is provided, that a further notice shall be sent of the actual Redemption Price on the date on which such Redemption Price is calculated);

     (iii) the CUSIP number or CUSIP numbers of the Preferred Securities affected;

     (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

     (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in
Section 4.2(d) below; and

     (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

     The Issuer Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

     (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

     (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Global Capital Securities, irrevocably deposit with the Depositary for such Global Capital Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Depositary irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Preferred Securities that are not Global Capital Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent or Paying Agents, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent or Paying Agents irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Preferred Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities that has been or is to be redeemed.

     Section 4.3. Subordination of Common Securities.

     (a) Payment of Distributions (including any Additional Distributions) on, the Redemption Price of, and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Distributions) on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Distributions) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Distributions) on, or the Redemption Price of, the Preferred Securities then due and payable.

     (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of all the Common Securities shall have no right to act with respect to any such Event of Default under this Declaration of Trust until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Declaration of Trust with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holder of all the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

     Section 4.4. Payment Procedures.

     Payments of Distributions (including any Additional Distributions) or of the Redemption Price, Liquidation Amount or any other amounts in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Depositary, such Distributions shall be made to the Depositary in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of all the Common Securities.

     Section 4.5. Tax Returns and Reports.

     The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal

Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

     Section 4.6. Payment of Taxes, Duties, Etc. of the Issuer Trust.

     Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority.

     Section 4.7. Payments under Indenture or Pursuant to Direct Actions.

     Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 5.8 of the Indenture or Section 5.12 of this Declaration of Trust.

                                   ARTICLE V

                         Trust Securities Certificates

     Section 5.1. Initial Ownership.

     Upon the formation of the Issuer Trust and the contribution by the Depositor referred to in Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

     Section 5.2. The Trust Securities Certificates.

     (a) The Trust Securities Certificates shall be issued in fully registered form in denominations of $__ Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefits of this Declaration of Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

     (b) Upon their original issuance, Preferred Securities Certificates shall be issued in the form of one or more Global Capital Securities Certificates registered in the name of DTC, as Depositary, or its nominee and deposited with DTC or a custodian for DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct).

     (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

     Section 5.3. Execution and Delivery of Trust Securities Certificates.

     At the Time of Delivery, an Administrative Trustee shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust and delivered to or upon the written order of the Depositor, executed by an authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

     Section 5.4. Global Capital Securities.

     (a) Each Global Capital Securities Certificate issued under this Declaration of Trust shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Capital Securities Certificate shall constitute a single Preferred Securities Certificate for all purposes of this Declaration of Trust.

     (b) Notwithstanding any other provision in this Declaration of Trust, no Global Capital Securities Certificate may be exchanged in whole or in part for Preferred Securities Certificates registered, and no transfer of a Global Capital Securities Certificate in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (i) the Depositary advises the Property Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Securities Certificates, and the Property Trustee is unable to locate a qualified successor, (ii) the Issuer Trust at its option advises the Depositary in writing that it elects to terminate the book-entry system through the Depositary, or (iii) a Debenture Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause
(i), (ii) or (iii) above, the Property Trustee shall notify and instruct the Depositary to notify all Owners of Global Capital Securities, the Delaware Trustee and the Administrative Trustees of the occurrence of such event and of the availability of the Definitive Preferred Securities Certificates to Owners of the Preferred Securities requesting the same.

     (c) Subject to Section 5.4(b) above, any exchange of a Global Capital Securities Certificate for other Capital Securities Certificates may be made in whole or in part, and all Capital Securities Certificates issued in exchange for a Global Capital Securities Certificate or any portion thereof shall be registered in such names as the Depositary shall direct.

     (d) Every Preferred Securities Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Capital Securities Certificate or any portion thereof, whether pursuant to this Article V or Section 4.2 or otherwise, shall be executed and delivered in the form of, and shall be, a Global Capital Securities Certificate, unless such Preferred Securities Certificate is registered in the name of a Person other than the Depositary or a nominee thereof.

     (e) As provided in Section 5.7, the Depositary or its nominee, as registered owner of a Global Capital Securities Certificate, shall be the Holder of such Global Capital Securities Certificate for all purposes under this Declaration of Trust and the Preferred Securities. The Securities Registrar, the Issuer Trustees, the Issuer Trust and the Depositor shall be entitled to deal with the Depositary for all purposes of this Declaration of Trust (including the payment of the Liquidation Amount of and Distributions on the Preferred Securities and the giving and receiving of notices relating to the Preferred Securities) as the sole Holder of the Preferred Securities and shall have no obligations to the Owners thereof. None of the Depositor, the Issuer Trust, the Issuer Trustees nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

     Section 5.5. Registration, Transfer and Exchange of Preferred Securities.

     The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers (the "Securities Register") in which the registrar and transfer agent with respect to the Trust Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and (subject to Section 5.11) Common Securities Certificates and of transfers and exchanges of Preferred Securities Certificates as herein provided. The Property Trustee is hereby appointed Securities Registrar for the purpose of registering Preferred Securities Certificates and (subject to Section 5.11) Common Securities and transfers and exchanges thereof as provided herein.

     Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount as may be required by this Declaration of Trust, dated the date of execution by such Administrative Trustee or Trustees.

     At the option of the Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates of the same series of any authorized denominations, of like tenor and aggregate Liquidation Amount, bearing a number not contemporaneously Outstanding, upon surrender of the Preferred Securities Certificates to be exchanged at such office or agency. Whenever any Preferred Securities Certificates are so surrendered for exchange, the Administrators or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, the Preferred Securities Certificates that the Holder making the exchange is entitled to receive.

     All Preferred Securities issued upon any transfer or exchange of Preferred Securities shall evidence the same interest in the assets of the Issuer Trust, and entitled to the same benefits under this Declaration of Trust, as the Preferred Securities surrendered upon such transfer or exchange.

     Neither the Depositor, the Property Trustee nor the Securities Registrar shall be required, (i) to issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Preferred Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

     Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with such Person's customary practice.

     No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Issuer Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

     Section 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

     If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative

Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.6, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 5.6 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

     Section 5.7. Persons Deemed Holders.

     The Issuer Trustees and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees and the Securities Registrar shall be bound by any notice to the contrary.

     Section 5.8. Access to List of Holders' Names and Addresses.

     Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, the Delaware Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 5.9. Maintenance of Office or Agency.

     The Administrative Trustees shall maintain an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006, Attention: BT Preferred Capital Trust [I/II/III/IV], as its office and agency for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Holders of any change in the location of the Securities Register or any such office or agency.

     Section 5.10. Appointment of Paying Agents.

     The Paying Agent or Agents shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in its sole discretion. The Paying Agent shall initially be the Bank and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. If the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Depositor to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Declaration of Trust to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     Section 5.11. Ownership of Common Securities by Depositor.

     At the Time of Delivery, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities, and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to the Depositor or an Affiliate of the Depositor in compliance with applicable law (including the Securities Act of 1933, as amended, and applicable state securities and blue sky laws), and in either case only upon an effective assignment and delegation by the Holder of all the Common Securities to its transferee of all of its rights and obligations under the Expense Agreement. To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the next proceeding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE DECLARATION OF TRUST AND ONLY IN CONNECTION WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT OF THE EXPENSE AGREEMENT REFERRED TO THEREIN."

     Section 5.12. Rights of Holders; Waivers of Past Defaults.

     (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Declaration of Trust. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Debenture Trustee.

     At any time after a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, if the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

     (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

     (A) all overdue installments of interest on all of the Debentures,

     (B) any accrued Additional Interest on all of the Debentures,

     (C) the principal of (and premium, if any, on) any Debentures that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and

     (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

     (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12 of the Indenture.

     The Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Trust Securities, waive any past default or Event of Default under the Indenture, except a default or Event of Default in the payment of principal or interest (unless such default or Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default or Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Preferred Securities, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.12(b).

     (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Declaration of Trust and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.12(b) and this
Section 5.12(c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

     (d) Except as otherwise provided in paragraphs (a), (b) and (c) of this
Section 5.12, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Trust Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Declaration of Trust, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


                                  ARTICLE VI

                       Acts of Holders; Meetings; Voting

     Section 6.1. Limitations on Voting Rights.

     (a) Except as expressly provided in this Declaration of Trust and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

     (b) So long as any Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Debentures, (ii) waive any past default that may be waived under
Section 5.12 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by a subsequent vote of the Holders of the Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

     (c) If any proposed amendment to the Declaration of Trust provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Declaration of Trust or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Declaration of Trust, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. Notwithstanding any other provision of this Declaration of Trust, no amendment to this Declaration of Trust may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

     Section 6.2. Notice of Meetings.

     Notice of all meetings of the Holders of the Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Preferred Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

     Section 6.3. Meetings of Holders of the Preferred Securities.

     No annual meeting of Holders is required to be held. The Administrative Trustees, however, shall call a meeting of the Holders of the Preferred Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Preferred Securities to vote on any matters as to which such Holders are entitled to vote.

     The Holders of at least a Majority in Liquidation Amount of the Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Preferred Securities.

     If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Preferred Securities representing at least a majority of the aggregate Liquidation Amount of the Preferred Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Preferred Securities, unless this Declaration of Trust requires a greater number of affirmative votes.

     Section 6.4. Voting Rights.

     Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

     Section 6.5. Proxies, etc.

     At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Issuer Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     Section 6.6. Holder Action by Written Consent.

     Any action that may be taken by Holders of Preferred Securities at a meeting may be taken without a meeting if Holders holding at least a majority of the aggregate Liquidation Amount of the Preferred Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Declaration of Trust) shall consent to the action in writing. Any action that may be taken by the Holder of all the Common Securities may be taken if such Holder shall consent to the action in writing.

     Section 6.7. Record Date for Voting and Other Purposes.

     For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Declaration of Trust, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

     Section 6.8. Acts of Holders.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Declaration of Trust to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Declaration of Trust and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section 6.8.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee receiving the same deems sufficient.

     The ownership of Trust Securities shall be proved by the Securities
Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Depositor or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

     If any dispute shall arise among the Holders or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

     Section 6.9. Inspection of Records.

     Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.


                                  ARTICLE VII

                         Representations and Warranties

     Section 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

     The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

     (a) the Property Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Declaration of Trust and has taken all necessary action to authorize the execution, delivery and performance by it of this Declaration of Trust;

     (c) the Delaware Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Declaration of Trust and has taken all necessary action to authorize the execution, delivery and performance by it of this Declaration of Trust;

     (e) this Declaration of Trust has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (f) the execution, delivery and performance of this Declaration of Trust has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the

Delaware Trustee and does not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

     (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Declaration of Trust nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be; and

     (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Declaration of Trust.


                                 ARTICLE VIII

                       The Issuer Trustees; Paying Agents

     Section 8.1. Certain Duties and Responsibilities.

     (a) The duties and responsibilities of the Issuer Trustees shall be as provided by this Declaration of Trust and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, but subject to
Section 8.1(c), no provision of this Declaration of Trust shall require any of the Issuer Trustees to expend or risk its or their own funds or otherwise incur any financial liability in the performance of any of its or their duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or them. Whether or not therein expressly so provided, every provision of this Declaration of Trust relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Section 8.1. Nothing in this Declaration of Trust shall be construed to release an Administrative Trustee from liability for such Administrative Trustee's own gross negligent action, such Administrative Trustee's own gross negligent failure to act, or such Administrative Trustee's own wilful misconduct. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

     (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Declaration of Trust or, in the case of the Property Trustee, in the Trust Indenture Act.

     (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Declaration of Trust for the benefit of the Holders.

     (d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration of Trust (including pursuant to Section 10.10), and no implied covenants shall be read into this Declaration of Trust against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.12), the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration of Trust, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (e) No provision of this Declaration of Trust shall be construed to relieve the Property Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

     (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

     (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration of Trust (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration of Trust (including pursuant to Section 10.10); and

     (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration of Trust; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration of Trust.

     (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

     (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration of Trust;

     (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration of Trust and the Trust Indenture Act;

     (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

     (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Declaration of Trust, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor.

     (f) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Issuer Trustees or the Depositor with their respective duties under this Declaration of Trust, nor shall either Administrative Trustee be liable for the default or misconduct of any other Administrative Trustee, the other Issuer Trustees or the Depositor.

     Section 8.2. Certain Notices.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders, the Administrative Trustees and the Depositor unless such Event of Default shall have been cured or waived.

     Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrative Trustees, unless such exercise shall have been revoked.

     The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Declaration of Trust shall have obtained actual knowledge, of such Event of Default.

     Section 8.3. Certain Rights of Property Trustee.

     Subject to the provisions of Section 8.1:

     (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) if (i) in performing its duties under this Declaration of Trust the Property Trustee is required to decide between alternative courses of action,
(ii) in construing any of the provisions of this Declaration of Trust the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Declaration of Trust, then, except as to any matter as to which the Holders of the Preferred Securities are entitled to vote under the terms of this Declaration of Trust, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's opinion as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Declaration of Trust as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or wilful misconduct;

     (c) any direction or act of the Depositor contemplated by this Declaration of Trust shall be sufficiently evidenced by an Officers' Certificate;

     (d) any direction or act of an Administrative Trustee contemplated by this Declaration of Trust shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

     (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

     (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration of Trust from any court of competent jurisdiction;

     (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust at the request or direction of any of the Holders pursuant to this Declaration of Trust, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration of Trust;

     (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

     (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence, bad faith or wilful misconduct with respect to selection of any agent or attorney appointed by it hereunder;

     (j) whenever in the administration of this Declaration of Trust the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

     (k) except as otherwise expressly provided by this Declaration of Trust, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration of Trust.

     No provision of this Declaration of Trust shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

     Section 8.4. Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust, and the Issuer Trustees do not assume any responsibility for their correctness. The Issuer Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

     Section 8.5. May Hold Securities.

     Any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and, except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such other agent.

     Section 8.6. Compensation; Indemnity; Fees.

     The Depositor agrees:

     (a) to pay to each Issuer Trustee and Paying Agent from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Depositor and such Issuer Trustee or Paying Agent, as the case may be, from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse each Issuer Trustee and Paying Agent upon request for all reasonable expenses, disbursements and advances incurred or made by each Issuer Trustee and Paying Agent in accordance with any provision of this Declaration of Trust (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, bad faith or wilful misconduct; and

     (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Paying Agent, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or wilful misconduct with respect to such acts or omissions.

     The provisions of this Section 8.6 shall survive the termination of this Declaration of Trust.

     No Issuer Trustee or Paying Agent may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

     The Depositor, any Issuer Trustee and any Paying Agent may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Declaration of Trust in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Neither the Depositor, any Paying Agent nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor, any Issuer Trustee or any Paying Agent shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee or Paying Agent may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

     Section 8.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees.

     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and that has at the time of such appointment a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section
8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

     (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

     Section 8.8. Conflicting Interests.

     (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Declaration of Trust.

     (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Declaration of Trust for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

     Section 8.9. Co-Trustees and Separate Trustee.

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.9. Any co-trustee or separate trustee appointed pursuant to this Section 8.9 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or
(ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity. If an Event of Default under the Indenture shall have occurred and be continuing, the Property Trustee alone shall have the power to make such appointment.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

     (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

     (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.

     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

     (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     Section  Resignation and Removal; Appointment of Successor.

     No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of Section 8.11.

     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Issuer Trustee required by Section
8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by Act of the Holder of all the Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a

Majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Issuer Trust). An Administrative Trustee may be removed by the Holders of Common Securities at any time.

     If any Issuer Trustee shall resign, be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of all the Common Securities, by Act delivered to the retiring Issuer Trustee, shall promptly appoint a successor Issuer Trustee or Issuer Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of Preferred Securities, by Act of the Holders of a Majority in Liquidation Amount of the Preferred Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of all Common Securities by Act delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holder of all the Common Securities or the Holders of a Majority in Liquidation Amount of the Preferred Securities, as the case may be, and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of such Holder and all others similarly situated, or any other Issuer Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Declaration of Trust, if any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in either case being a Person who satisfies the eligibility requirement for the Delaware Trustee set forth in
Section 8.7).

     Section 8.11. Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Declaration of Trust as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

     Upon request of any Issuer Trustee or any such successor Relevant Trustee, the retiring Relevant Trustee or the Issuer Trust, as the case may be, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

     Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     Section 8.13. Preferential Collection of Claims Against Depositor or Issuer Trust.

     If and when the Property Trustee shall be or become a creditor of the Depositor or the Issuer Trust (or any other obligor upon the Preferred Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Issuer Trust (or any such other obligor).

     Section 8.14. Property Trustee May File Proofs of Claim.

     In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

     Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 8.15. Reports by Property Trustee.

     (a) Not later than January 31 of each year commencing with January 31, 1997, the Property Trustee shall transmit to all Holders in accordance with
Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:

     (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

     (ii) a statement that the Property Trustee has complied with all of its obligations under this Declaration of Trust during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

     (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

     (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Declaration of Trust as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

     Section 8.16. Reports to the Property Trustee.

     Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Depositor and the Administrative Trustees on behalf of the Issuer Trust shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants applicable to such Person hereunder.

     Section 8.17. Evidence of Compliance with Conditions Precedent.

     Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration of Trust that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     Section 8.18. Number of Issuer Trustees.

     (a) The number of Issuer Trustees shall be four, provided that the Property Trustee and the Delaware Trustee may be the same Person.

     (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul, dissolve or terminate the Issuer Trust.

     Section 8.19. Delegation of Power.

     (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 such Administrative Trustee's power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Declaration of Trust.

     Section 8.20. Appointment of Administrative Trustees.

     (a) The Administrative Trustees shall initially be _____________ and ____________________, and their successors shall be appointed by the Holder of all the Common Securities. The Administrative Trustees may resign or be removed by the Holder of all the Common Securities at any time. Upon any resignation or removal of an Administrative Trustee, the Depositor shall appoint a successor Administrative Trustee. If at any time there is no Administrative Trustee, the Property Trustee or any Holder who has been a Holder of Trust

Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrative Trustees.

     (b) Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with this Section 8.20, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Declaration of Trust), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration of Trust.

     (c) Notwithstanding the foregoing or any other provision of this Declaration of Trust, if any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Holder of all the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrative Trustees, if there were at least two of them prior to such vacancy, and by the Depositor, if there were not two such Administrative Trustees immediately prior to such vacancy (with the successor being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).


                                  ARTICLE IX

                      Termination, Liquidation and Merger

     Section 9.1. Termination Upon Expiration Date.

     Unless earlier terminated, the Issuer Trust shall automatically dissolve, and its affairs be wound up, on _______ __, 20___ (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

     Section 9.2. Early Termination.

     The first to occur of any of the following events is an "Early Termination Event":

     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

     (b) the written direction to the Property Trustee from the Holder of all the Common Securities at any time to terminate the Issuer Trust and to distribute the Debentures to Holders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Holder of all the Common Securities);

     (c) the redemption of all of the Preferred Securities in connection with the redemption of all the Debentures; and

     (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

     Section 9.3. Termination.

     The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

     Section 9.4. Liquidation.

     (a) If an Early Termination Event specified in clause (a), (b) or (d) of
Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

     (i) state the Liquidation Date;

     (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

     (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Property Trustee or Administrative Trustees shall deem appropriate.

     (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Debentures to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation

Date) and establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

     (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such Trust Securities Certificates to the exchange agent for exchange, (iii) the Depositor shall use its best efforts to have the Debentures listed on any national securities exchange or interdealer quotation system on which the Preferred Securities are then listed, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures), and (v) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

     (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Termination Event specified in clause (c) of Section 9.2 occurs, the Trust Property shall be liquidated, and the Issuer Trust shall be dissolved, wound up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of all the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities as provided in Section 4.3.

     Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of Issuer Trust.

     The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Article IX. At the request of the Holder of all the Common Securities, with the consent of the Administrative Trustees, but without the consent of the Holders of the Outstanding Preferred Securities, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Preferred Securities, or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization that then assigns a rating to the Preferred Securities, (iv) the Successor Securities are listed, or any Successor Securities will be listed upon notice of issuance, on any national securities exchange or interdealer quotation system on which Preferred Securities are then listed, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (viii) the Depositor or its permitted transferee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of holders of all of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

                                   ARTICLE X

                            Miscellaneous Provisions

     Section 10.1. Limitation of Rights of Holders.

     Except as set forth in Section 9.2, the death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Declaration of Trust, nor entitle the legal representatives or heirs of such person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Section 10.2. Amendment.

     (a) This Declaration of Trust may be amended from time to time by the Issuer Trustees and the Holder of all of the Common Securities, without the consent of any Holder of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Declaration of Trust, which shall not be inconsistent with the other provisions of this Declaration of Trust; provided, however, that such action shall not adversely affect in any material respect the interests of any Holder, or (ii) to modify, eliminate or add to any provisions of this Declaration of Trust to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation or will be classified as a grantor trust for United States Federal income tax purposes at all times that any Trust Securities are Outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act.

     (b) Except as provided in Section 10.2(c) hereof, any provision of this Declaration of Trust may be amended by the Issuer Trustees and the Holder of all the Common Securities and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Preferred Securities, and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act.

     (c) In addition to and notwithstanding any other provision in this Declaration of Trust, without the consent of each affected Holder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Declaration of Trust may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

     (d) Notwithstanding any other provisions of this Declaration of Trust, no Issuer Trustee shall enter into or consent to any amendment to this Declaration of Trust that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or to be taxable as a corporation or to be classified as other than a grantor trust for United States Federal income tax purposes.

     (e) Notwithstanding anything in this Declaration of Trust to the contrary, without the consent of the Depositor and the Administrative Trustees, this Declaration of Trust may not be amended in a manner that imposes any additional obligation on the Depositor or the Administrative Trustees.

     (f) If any amendment to this Declaration of Trust is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Declaration of Trust that affects its own rights, duties or immunities under this Declaration of Trust. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Declaration of Trust is in compliance with this Declaration of Trust.

     Section 10.3. Separability.

     If any provision in this Declaration of Trust or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.4. Governing Law.

     THIS DECLARATION OF TRUST AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR AND THE ISSUER TRUSTEES WITH RESPECT TO THIS DECLARATION OF TRUST AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. THE PROVISIONS OF SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS TRUST.

     Section 10.5. Payments Due on Non-Business Day.

     If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

     Section 10.6. Successors.

     This Declaration of Trust shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under
Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

     Section 10.7. Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Declaration of Trust.

     Section 10.8. Reports, Notices and Demands.

     (a) Any report, notice, demand or other communication that by any provision of this Declaration of Trust is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of all the Common Securities or the Depositor, to Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006, Attention: Office of the Secretary, facsimile no.: (212) 250-2675, or to such other address as may be specified in a written notice by the Holder of all the Common Securities or the Depositor, as the case may be, to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

     (b) Any notice, demand or other communication that by any provision of this Declaration of Trust is required or permitted to be given or served to or upon the Issuer Trust or any Issuer Trustee may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of the Property Trustee to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, facsimile (302) 651-8882,
Attention: Corporate Trust Administration; (b) in the case of the Delaware Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, facsimile (302) 651-8882, Attention:
Corporate Trust Administration; (c) in the case of the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention:
Administrative Trustees of BT Preferred Capital Trust [I/II/III/IV]"; and (d) in the case of the Issuer Trust, to its principal executive office specified in
Section 2.2, with a copy to each of the Property Trustee, the Delaware Trustee and the Administrative Trustees, or, in each such case, to such other address as may be specified in a written notice by the applicable Person to the Property Trustee, the Depositor and the Holders. Such notice, demand or other communication to or upon the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Issuer Trust shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Property Trustee, the Delaware Trustee, such Administrative Trustees or the Issuer Trust, as the case may be.

     Section 10.9. Agreement Not to Petition.

     Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. The Property Trustee and the Depositor agree, for the benefit of Holders, that if the Depositor or any Issuer Trustee takes action in violation of this
Section 10.9, then at the expense of the Depositor, the Property Trustee or Depositor, as the case may be, shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustee or the Issuer Trust may assert.

     Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

     (a) This Declaration of Trust is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration of Trust and shall, to the extent applicable, be governed by such provisions.

     (b) If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Declaration of Trust modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Declaration of Trust as so modified or excluded, as the case may be.

     (c) The Property Trustee shall be the only Issuer Trustee that is a trustee for the purposes of the Trust Indenture Act.

     (d) The application of the Trust Indenture Act to this Declaration of Trust shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

     Section 10.11. Acceptance of Terms of Declaration of Trust, Guarantee Agreement and Indenture.

     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS DECLARATION OF TRUST, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS DECLARATION OF TRUST SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

     Section 10.12. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, the parties hereto have caused this Amended and Restated Declaration of Trust to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                       Bankers Trust New York Corporation,
                                        as Depositor
[SEAL]

                                       By: ____________________________________
                                           Name:
                                           Title:


                                       Wilmington Trust Company,
                                        as Property Trustee
[SEAL]

                                       By: ____________________________________
                                           Name:
                                           Title:


                                       Wilmington Trust Company,
                                        as Delaware Trustee
[SEAL]

                                       By: ____________________________________
                                           Name:
                                           Title:


                                       By:____________________________________
                                          Name:
                                            as Administrative Trustee

                                       By:____________________________________
                                          Name:
                                            as Administrative Trustee

State of New York    )
                     )  ss.:
County of New York   )

          On the .... day of ............, 199.., before me personally came
 ..........................., to me known, who, being by me duly sworn, did depose and say that s/he is ............................ of Bankers Trust New
York Corporation, one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that s/he signed her/his name thereto by like authority.


                                 ...............................................


State of New York    )
                     )  ss.:
County of New York   )

          On the .... day of ............, 199.., before me personally came
 ..........................., to me known, who, being by me duly sworn, did depose and say that s/he is ............................ of Wilmington Trust
Company, one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that s/he signed her/his name thereto by like authority.


                                 ...............................................


State of New York    )
                     )  ss.:
County of New York   )

          On the .... day of ............, 199.., before me personally came
 ..........................., to me known, who, being by me duly sworn, did depose and say that s/he is ............................ of Wilmington Trust
Company, one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that s/he signed her/his name thereto by like authority.


                                 ...............................................

State of New York    )
                     )  ss.:
County of New York   )

          On the .... day of ............, 199.., before me personally came
 ..........................., to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that said individual executed the same.


                                 ...............................................


State of New York    )
                     )  ss.:
County of New York   )

          On the .... day of ............., 199.., before me personally came
 ..........................., to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that said individual executed the same.


                                 ...............................................

                                                                       Exhibit A
                                                                       ---------
                             [Certificate of Trust]

                            [Insert Form Filed with
                          Delaware Secretary of State]

                                                                       Exhibit B
                                                                       ---------
                       [Certificate Depository Agreement]

                  [Insert Current Form Required by Depositary]

                                                                       Exhibit C
                                                                       ---------
                    [Form of Common Securities Certificate]

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE DECLARATION OF TRUST AND ONLY IN CONNECTION WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT OF THE EXPENSE AGREEMENT REFERRED TO THEREIN

CERTIFICATE NUMBER                              NUMBER OF COMMON SECURITIES

  C-__                                                  ________

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                    BT PREFERRED CAPITAL TRUST [I/II/III/IV]

                            ____% COMMON SECURITIES
                 (LIQUIDATION AMOUNT $___ PER COMMON SECURITY)

     BT Preferred Capital Trust [I/II/III/IV], a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that [NAME OF HOLDER] (the "Holder") is the registered owner of __________ (____) common securities of the Issuer Trust representing common undivided beneficial interests in the assets of the Issuer Trust and designated the ____% Common Securities (liquidation amount $___ per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Declaration of Trust (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Issuer Trust, dated as of ____________ __, 199_, as the same may be amended from time to time (the "Declaration of Trust"), among Bankers Trust New York Corporation, a New York corporation, as Depositor, Wilmington Trust Company, as Delaware Trustee and as Property Trustee, the Administrative Trustees named therein and the Holders of Trust Securities, including the designation of the terms of the Common Securities as set forth therein. The Property Trustee will furnish a copy of the Declaration of Trust to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

     This Common Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     Terms used but not defined herein have the meanings set forth in the Declaration of Trust.

     In Witness Whereof, one of the Administrative Trustees of the Issuer Trust has executed this Common Securities Certificate this _____ day of __________,
____.


                                  BT Preferred Capital Trust [I/II/III/IV]



                                  By: _________________________________________
                                    Name:
                                    Administrative Trustee

                                                                       Exhibit D
                                                                       ---------
                          [Form of Expense Agreement]

          AGREEMENT AS TO EXPENSES AND LIABILITIES, dated as of _______ __, 199_ (as modified, amended or supplemented, this "Agreement"), between Bankers Trust New York Corporation, a New York corporation, in its capacity as Depositor (the "Depositor"), and BT Preferred Capital Trust [I/II/III/IV], a Delaware business trust (the "Issuer Trust").

          Whereas, the Issuer Trust intends to issue its Common Securities (the "Common Securities") to and acquire the Debentures from the Depositor, and to issue and sell ____% Preferred Securities, Series __ (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Declaration of Trust of the Issuer Trust, dated as of _______ __, 199_, among Bankers Trust New York Corporation, as Depositor, Wilmington Trust Company, as Delaware Trustee and as Property Trustee, the Administrative Trustees named therein and the Holders of Trust Securities, as the same may be amended from time to time (the "Declaration of Trust"); and

                                                            Whereas, capitalized
terms used but not defined herein have the meanings set forth in the Declaration of Trust;

          Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Issuer Trust hereby agree as follows:


                                   ARTICLE I

          Section 1.1. Guarantee by Depositor. Subject to the terms and conditions hereof, the Depositor hereby irrevocably and unconditionally guarantees to each person or entity to whom the Issuer Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to holders of any Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

          Section 1.2. Subordination of Guarantee. The guarantee and other liabilities and obligations of the Depositor under this Agreement shall constitute unsecured obligations of the Depositor and shall rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Depositor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Depositor hereunder. The obligations of the Depositor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Depositor.

          Section 1.3. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the dissolution of the Issuer Trust; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by Bankers Trust New York Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

          Section 1.4. Waiver of Notice. The Depositor hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Depositor hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          Section 1.5. No Impairment. The obligations, covenants, agreements and duties of the Depositor under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Issuer Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Issuer Trust granting indulgence or extension of any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust (other than the dissolution of the Issuer Trust in accordance with the terms thereof).

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Depositor with respect to the happening of any of the foregoing.

          Section 1.6. Enforcement. A Beneficiary may enforce this Agreement directly against the Depositor and the Depositor waives any right or remedy to require that any action be brought against the Issuer Trust or any other person or entity before proceeding against the Depositor.

          Section 1.7. Subrogation. The Depositor shall be subrogated to all rights (if any) of any Beneficiary against the Issuer Trust in respect of any amounts paid to the Beneficiaries by the Depositor under this Agreement; provided, however, that the Depositor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                  ARTICLE II

          Section 2.1. Assignment. This Agreement may not be assigned by either party hereto without the consent of the other, and any purported assignment without such consent shall be void.

          Section 2.2. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Depositor and shall inure to the benefit of the Beneficiaries.

          Section 2.3. Amendment. So long as there remains any Beneficiary or any Preferred Securities are Outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the Holders of the Preferred Securities without the consent of such Beneficiary or the Holders of the Preferred Securities, as the case may be.

          Section 2.4. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

        BT Preferred Capital Trust [I/II/III/IV]
        c/o Bankers Trust New York Corporation
        130 Liberty Street
        New York, New York 10006
        Facsimile No.: (212) 250-2675
        Attention:  Office of the Secretary

        With a copy to:

                c/o Wilmington Trust Company
                Rodney Square North
                1100 North Market Street
                Wilmington, Delaware 19890
                Facsimile No.: (302) 651-8882
                Attention: Corporate Trust Administration

        Bankers Trust New York Corporation
        130 Liberty Street
        New York, New York  10006
        Facsimile No.: (212) 250-2675
        Attention: Office of the Secretary

          Section 2.4. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          In Witness Whereof, the parties hereto have caused this Agreement as to Expenses and Liabilities to be duly executed as of the day and year first above written.


                                  Bankers Trust New York Corporation


                                  By: ________________________________
                                    Name:
                                    Title:

                                  BT Preferred Capital Trust [I/II/III/IV]


                                  By: ________________________________
                                    Name:
                                    Administrative Trustee

                                                                       Exhibit E
                                                                       ---------
                   [Form of Preferred Securities Certificate]

     [If the Preferred Securities Certificate is to be a Global Capital Securities Certificate, insert--This Preferred Securities Certificate is a Global Capital Securities Certificate within the meaning of the Declaration of Trust hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration of Trust and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Declaration of Trust.

     Unless this Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to BT Preferred Capital Trust [I/II/III/IV] or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


CERTIFICATE NUMBER                            NUMBER OF PREFERRED SECURITIES

 P-__                                                   _______

                                   CUSIP NO.

                  CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                    BT PREFERRED CAPITAL TRUST [I/II/III/IV]

                     ____% PREFERRED SECURITIES, SERIES __
                (LIQUIDATION AMOUNT $___ PER PREFERRED SECURITY)


  BT Preferred Capital Trust [I/II/III/IV], a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that ___________________________ (the "Holder") is the registered owner of _________________ (____) capital securities of the

Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and designated the ____% Preferred Securities, Series __ (liquidation amount $___ per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in
Section 5.5 of the Declaration of Trust (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Issuer Trust, dated as of _______ __, 199_, as the same may be amended from time to time (the "Declaration of Trust"), among Bankers Trust New York Corporation, a New York corporation, as Depositor, Wilmington Trust Company, as Delaware Trustee and as Property Trustee, the Administrative Trustees named therein and the holders of the beneficial interests in the Issuer Trust from time to time, including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of _______ __, 199_ (the "Guarantee Agreement"), entered into by Bankers Trust New York Corporation, a New York corporation, and Wilmington Trust Company, as guarantee trustee, to the extent provided therein. The Property Trustee will furnish a copy of the Declaration of Trust and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

  Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

  This Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

  All capitalized terms used but not defined in this Preferred Securities Certificate are used with the meanings specified in the Declaration of Trust, including the exhibits thereto.

  In Witness Whereof, one of the Administrative Trustees of the Issuer Trust has executed this Preferred Securities Certificate this _____ day of __________,
____.

                                  BT Preferred Capital Trust [I/II/III/IV]


                                  By: ____________________________________
                                      Name:
                                      Administrative Trustee

                                   ASSIGNMENT

     For Value Received, the undersigned assigns and transfers this Preferred Security to:


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (Insert address and zip code of assignee)

and irrevocably appoints
                        --------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Preferred Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature: ___________________________________________________________________
              (Sign exactly as your name appears on the other side of this
                             Preferred Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.